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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  April 13, 2001
                                                  --------------

                       PARAGON CORPORATE HOLDINGS, INC.
                       --------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                  333-51569                     34-1845312
          ----------                -----------                   ------------
(State or Other Jurisdiction of     (Commission                (I.R.S. Employer
Incorporation or Organization)      File Number)             Identification No.)



                             7400 Caldwell Avenue
                            Niles, Illinois  60714
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             (Address of Principal Executive Office and Zip Code)

                                (847) 779-2500
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events
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     On April 13, 2001, Paragon Corporate Holdings, Inc. ("Paragon") commenced an offer (the "Exchange Offer") to exchange a payment of cash and the issuance of new promissory notes (the "Promissory Notes") of Paragon and A.B. Dick Company ("ABD"), a wholly owned subsidiary of Paragon, for all of its outstanding 9 5/8% Series B Senior Notes due 2008 (the "Notes"), which are currently outstanding in an aggregate principal amount of $115,000,000. Holders who duly tender Notes that are accepted for exchange shall be entitled to only the Offer Consideration in exchange for such duly tendered Notes and shall not be entitled to receive any additional payment with respect to interest due on such Notes by reason of the April 1, 2001 interest payment date. Each tendering Holder of Notes will be required to consent to certain proposed amendments to the Indenture governing the Notes (the "Indenture") which, if operative, will eliminate substantially all of the restrictive covenants and certain other provisions of the Indenture will be eliminated with respect to all Notes that remain outstanding after the consummation of the Exchange Offer.


                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Paragon Corporate Holdings, Inc.
                                  ---------------------------------------
                                           (Registrant)


Date:  April 16, 2001             By: /s/ John Fountain
                                     -----------------------------
                                  Name:  John Fountain
                                  Title: Chairman and Chief Executive Officer